                                                                   EXHIBIT 10.27

[*] Confidential Treatment has been requested for certain portions of this exhibit.

                      PROCUREMENT AND TRAFFICKING AGREEMENT

        This PROCUREMENT AND TRAFFICKING AGREEMENT ("Agreement") is entered into this 24 day of September, 1998 by and between DoubleClick Inc., a Delaware corporation ("DoubleClick") having its principal place of business at 41 Madison Avenue, 32nd Floor, New York, NY 10010, and autobytel.com inc., a Delaware corporation ("Company") having its principal place of business at 18872 MacArthur Boulevard, Second Floor, Irvine, CA 92612, and is made in connection with the following:

        WHEREAS, Company is in the business of, among other things, the operation and maintenance of a site on the World Wide Web having the URL of www.autobytel.com (the "Web Site") for the purposes of providing online information and related data to prospective purchasers of new and used automobiles and facilitating the purchase and sale thereof through a network of subscribing dealers;

        WHEREAS, DoubleClick is in the business of, among other things, delivering advertising to pages of a customer's Web site based on certain predetermined criteria; and

        WHEREAS, Company desires to retain DoubleClick to deliver advertising to Pages (as defined below) of the Web Site and DoubleClick desires to accept such engagement subject to the terms and conditions as set forth below;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. DEFINITIONS

        All terms used in this Agreement shall bear the meaning as such terms are defined in Paragraph 11 of the Standard Terms and Conditions attached hereto, marked EXHIBIT A and incorporated herein by this reference.

II. DESCRIPTION OF SERVICES

        A. DoubleClick hereby agrees to link Pages to the Service and through such Service, DoubleClick shall deliver Advertisers' Advertising to users accessing Pages. DoubleClick and Company shall mutually agree upon the number and type of Pages to be linked to the Service. It is understood and agreed that all unsold inventory on Company's Pages shall be made available for delivery of Direct Advertising.

        B. During the Term (as defined below), the Company shall not place, or permit the placement or delivery of, any Advertising on the Web Site except through DoubleClick or DoubleClick's authorized representatives, licensees and assigns which shall be Company's sole and exclusive representative for the placement and delivery of all Advertising on the Web Site. For clarity, the parties acknowledge that the Company may, from time to time, enter into a co-branded content or syndicated content relationship with a third party ("Product

[*] Confidential Treatment Requested

             Marketing Partner"); it being understood that no such arrangement will be bundled with the delivery of Advertisements of a Product Marketing Partner to the Web Site. If such arrangement provides that the co-branded or syndicated Pages of the Web Site will be delivered to users by Company, then all Advertising (if any) on such Pages shall be placed and delivered by DoubleClick, and neither Company nor its Product Marketing Partner shall be permitted to place or deliver, or permit the placement or delivery of, any Advertising to such Pages. However, if such arrangement provides that such co-branded or syndicated Pages of the Web Site will be delivered to users by the Product Marketing Partner from its own server, then the parties agree that, notwithstanding the foregoing, the Company shall be permitted to allow a Product Marketing Partner to place and deliver Advertising for such Pages only.

        C. Notwithstanding the foregoing paragraph, DoubleClick acknowledges and agrees that Company may develop and launch, from time to time during the Term of this Agreement, an additional page or pages to the Web Site for the purposes of, among other things, joint or cooperative advertising or promotion of products and services of the Company or other third parties. DoubleClick further acknowledges that such additional page or pages shall not be subject to this Agreement and that any and all such advertising shall be placed exclusively by the Company from its own facility.

        D. Company reserves the right, at its sole discretion, to withhold up to a maximum of ten per cent (10%) of the total advertising spot inventory available on the Web Site (the "Reserved Inventory") for the purposes of placing Advertisements by or through Company on behalf of third parties as a result of a barter, exchange of services or other non-monetary arrangements entered into between Company and such third parties. Company agrees to use its reasonable best efforts to provide notice to DoubleClick of any such intended use of the Reserved Inventory prior to the placement of any such Advertising.

             i. Company agrees that it shall designate specific pages within the Web Site wherein such advertisements as a result of a barter, exchange of services of other non-monetary arrangements shall be placed.

             ii. Company agrees that any and all advertisements placed within the Reserved Inventory as a result of a barter, exchange of services or other non-monetary arrangements shall be placed and delivered by DoubleClick at the rate of [*] per thousand (the "Serving Fee"). Notwithstanding the foregoing, DoubleClick agrees that in the event Company purchases "Dart for Agencies" from DoubleClick, then DoubleClick shall waive any and all Serving Fees due as a result of this
                    Section II (C).

        iii. Company hereby authorizes DoubleClick to withhold from amounts payable to Company pursuant to Section 4 of this Agreement, all amounts due and owing from Company for Serving Fees Incurred during the applicable billing period.

        iv. DoubleClick agrees that in the event Company determined that Serving Fees are not cost effective, Company may, upon fourteen
               (14) days written notice to DoubleClick, "de-link" the Reserved Inventory and place and deliver such advertisements on its own behalf. Company agrees that it shall place and deliver all such advertisements itself from its corporate facility, and shall not engage the services of any third party for placement or delivery of such advertisements.

        V. DoubleClick further agrees that, in the event Company determines that it requires additional Reserved Inventory, Company shall provide fourteen (14) days written notice to DoubleClick, and DoubleClick shall make available an additional five percent (5%) of unsold Inventory to Company for the purposes of placing advertisement as a result of a barter, exchange of services or other non-monetary arrangements. Company agrees that such additional five percent (5%) of Reserved Inventory shall be made available to Company on an "as-needed" basis, and the Reserved Inventory shall revert to ten percent (10%) of unsold Inventory upon completion of the subject advertising flight.

        E. DoubleClick shall promptly inform Company in the event that DoubleClick enters into a Procurement and Trafficking Agreement with an online automotive buying service including, but no limited to the entities listed on Exhibit B (which list may be amended by Company in writing from to time) to perform services substantially similar to the services set forth in this Agreement. Company shall have thirty (30) days upon receipt of such notice to give written notice of its intent to terminate this Agreement. The effective date of any such termination shall be not less than thirty (30) days from DoubleClick's receipt of Company's notice to terminate.

III TERM AND TERMINATION

        A. The term (the "Term") of this Agreement shall commence on September 24, 1998 and shall continue for a period of two (2) years or until such time that it is terminated by either party on not less than one hundred and eighty (180) days prior written notice to the other party; provided, however, that in no event may this Agreement be terminated effective prior to the first anniversary of such commencement date.

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[*] Confidential Treatment Requested

     B. This Agreement may be terminated immediately by either party upon the occurrence of any of the following events:

          i. Upon the breach of any material term of this Agreement which remains uncured for thirty (30) days following written notice to the breaching party; or

          ii. In the event the other party suffers any insolvency proceeding, either voluntary or involuntary, that is not dismissed within sixty (60) days following filing, or is adjudicated bankrupt or makes any assignment for the benefit of creditors. Such termination shall not relieve the party in proceedings from liability for the performance of its obligations arising prior to such termination and shall be in addition to all other rights and remedies the terminating party may have available to it under this Agreement at law or in equity.

IV. COMPENSATION/PAYMENT

     A. With respect to the placement and delivery of Advertising (other than Direct Advertising), DoubleClick shall pay Company, and Company agrees to accept the following:

          TOTAL IMPRESSIONS IN A CALENDAR MONTH    PERCENTAGE OF NET REVENUES GENERATED FROM
                                                   ADVERTISING DELIVERED THROUGH THE SERVICE
                                                                TO THE PAGES
--------------------------------------------------------------------------------------------
               5,000,000 or fewer                                    [*]
               5,000,001 to 10,000,000                               [*]
               over 10,000,000                                       [*]

     B. DoubleClick shall pay Company within five (5) days of DoubleClick's Day's Sales Outstanding (as defined herein) following the end of the month in which Advertisers' Advertising is delivered to Pages. For purposes of calculating Impressions (defined in Section II of the General Terms and Conditions) under this Section IV.A., no more than one Advertisement shall be deemed to be on the user's screen at any one time.

     C. With respect to the placement and delivery of Direct Advertising, DoubleClick shall pay Company and Company agrees to accept, the same percentage payable to Company pursuant to Section III.A. hereof of the DoubleClick Adjusted Commissions. Company acknowledges that the DoubleClick Commissions are contingent on Completed Actions occurring on Advertisers' Web Sites. DoubleClick shall pay this compensation within sixty-five (65) days of each Completed Action.

     D. Company shall be solely responsible for any costs or expenses it incurs in connection with the Service or performance of its obligations under this Agreement including, without limitation, expenses associated with any HTML programming and linking Pages to the Service.

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     E.   Notwithstanding anything to the contrary contained herein, in the event Company terminates this Agreement in accordance with Section II above and DoubleClick, prior to said termination, has entered into agreements with Advertisers ("Advertiser Contracts") for the delivery of Advertising to the Pages, the duration of which Advertiser Contracts extend beyond the date on which this Agreement has been terminated by Company, and Company or a third party (other than DoubleClick) continues to deliver said Advertising after the termination of this Agreement, then notwithstanding the fact that DoubleClick does not deliver said Advertising after the termination of this Agreement, DoubleClick shall be entitled to receive twenty-five percent of the revenues derived from the continued delivery of said Advertising by Company or such third party as consideration for DoubleClick's solicitation and procurement of said Advertiser.

V. COMPANY OBLIGATIONS AND RIGHTS

     A. Company agrees to effect all necessary HTML programming with respect to the Web Site and Pages in accordance with the HTML modifications (the "HTML Modifications") designated by DoubleClick so as to enable DoubleClick to perform its obligations under this Agreement.

     B. Spots must be within the first screen of a Page and otherwise conform to the HTML Modifications unless otherwise agreed upon by Company and DoubleClick.

     C. Promptly after the execution of this Agreement, Company agrees to the following:

        (i) Include Advertising in rotation within one (1) of three (3) advertising environments on the home page of the Web Site, which shall rotate with promotional information displayed by the Company. Due to the nature of display rotation, Company makes no guaranty that Advertising will always be displayed in one of the advertising environments. DoubleClick further acknowledges that such advertising environments are presently 112x82 pixels in size, and that Company reserves the right to change the size and/or number of such advertising environments at its sole discretion.

        (ii) At the discretion of the Company, Include frames, I-frames or layers on all Pages to permit delivery of enhanced creative;

        (iii) At the discretion of the Company, allow for double Spots on Pages.

        (iv) Include a text link on the Web Site's home page and/or on another heavily-trafficked Page on the Web Site to facilitate advertiser inquiry and to direct any such inquiries to DoubleClick.

        (v) Reserve space for a full banner (468x60 pixels) Advertisement within the top frame on the main channels of the Web Site which are currently identified as tabs and as are more particularly identified on the attached EXHIBIT C.

        (vi) Reserve space for a full banner (468x60 pixels) Advertisement within the top frame on subsequent Pages of the Web Site.

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        D.      Notwithstanding the foregoing, DoubleClick agrees that:

                (i) No Advertising shall be placed on any Page within the Web Site wherein the Company engages a customer in a transaction (hereinafter, a "Transactional Page"). By way of example but not by way of limitation, those Pages wherein a Customer completes and submits a Purchase Request, a request for vehicle financing, an insurance quote request, or submits an inquiry regarding after-market products or services shall be deemed to be a Transactional Page.

                (ii) No Advertising shall be placed on any content integration Page wherein (1) the subject content is owned by a third party content provider; or (2) Company is in partnership with a third party for such content. Notwithstanding the foregoing, Company agrees that in the event any such third party consents to displaying Advertising on any such Page, a commission or compensation arrangement shall be entered into between DoubleClick, the Company and such third party separate and independent from this Agreement.

        E. At such time, if ever, that DoubleClick is able to sell sponsorship Advertising to an Advertiser for a designated area on a Page which DoubleClick has determined is suitable and appropriate for sponsorship Advertising, Company shall affect all necessary HTML and technical modifications necessary to accommodate said sponsorship Advertising.

        F. Company will maintain its Pages and Web Site at a quality standard that is no less than the standard that exists as of the date of this Agreement and in a manner in keeping with the quality of other web sites in the Service.

        G. Company agrees that DoubleClick has no responsibility to review the contents of Pages or the Web Site.

        H. Company agrees that it shall not delink or remove more than five percent (5%) of the Pages from the Service during any consecutive thirty (30) day period without DoubleClick's prior written consent.

        I. Company shall have the right to ban and remove Advertising from the Web Site, and to establish domain restrictions to prevent delivery of Advertising linked to certain domains, by accessing the Manage Site Application (located at www.doubleclick.net). DoubleClick shall use reasonable commercial efforts to prevent the delivery of Advertising that advertises or promotes the products and services listed on EXHIBIT C attached hereto or otherwise poses a general conflict with the business of the Company. (the "Prohibited Advertising"). By way of example, but not by way of limitation, a "general conflict" shall be (i) advertising for an online automotive buying service; (ii) the creation of a link on the Web site to a site which provides listings of used vehicles and/or sales of used vehicles directly to consumers; (iii) establishing a direct link on the Web site to an automobile manufacturer's buying service.

VI. DOUBLECLICK OBLIGATIONS AND RIGHTS

        A. DoubleClick shall have the right to refuse to include in the Service, and to require Company to remove from the Service, any Pages (including its contents) that DoubleClick determines do not meet the standards of the Service or which do not comply with the HTML Modifications, as DoubleClick deems reasonable and necessary in its sole good faith discretion, or in the event of any material change in the nature of the Web Site or the Page from that set forth in Company's application.

        B. Subject to the provisions of Section V (H) of this Agreement, DoubleClick shall determine in its sole discretion which Advertisers shall have access to the Service.

        C. Company acknowledges and agrees that promotion of the Service is critical to enhance usage by Advertisers and in connection therewith Company agrees that (i) DoubleClick shall have the right to use Company's name and Pages in advertising and promoting the Service in any media now or hereafter known and
                (ii) Company shall, upon DoubleClick's reasonable request, supply DoubleClick with a reasonable amount of Company's promotional materials so as to facilitate DoubleClick's sales efforts to prospective Advertisers.

        D. DoubleClick shall have the right to use for DoubleClick's own use or for use in connection with potential Advertisers on the Service, information concerning Pages, Impressions and users accessing Pages obtained through the Service, provided DoubleClick does not reproduce any Pages without Company's prior consent and DoubleClick shall not disclose to any third party any such current information specifically pertaining to such users.

        E. DoubleClick will make site reports available to Company through DoubleClick's web site (www.doubleclick.net) listing the number of Impressions and click-over rates by Page.

        F. It is understood and agreed that DoubleClick shall determine the rate card (and any applicable discount) charged to said Advertisers for delivery of Advertising. It is further understood and agreed that DoubleClick shall have the right, in its sole discretion, to provide Advertisers with bonus Impressions free of charge.

        G. At the beginning of each calendar quarter, DoubleClick shall furnish to Company a list of those suppliers of automotive products and services that are among DoubleClick's top prospects for the purchase of Advertising (including sponsorships) on the Web Site. Company agrees, promptly following receipt of such notice or otherwise upon DoubleClick's request, to share with DoubleClick all discussions or arrangements (in each case, both pending or past) between Company and such entities that would be relevant to DoubleClick's discussions with such entities.

IN WITNESS WHEREOF, the Parties have entered into this Agreement, effective as of the date first written above.

DOUBLECLICK                                 COMPANY

DOUBLECLICK, INC.                           AUTOBYTEL.COM

By: /s/ [ILLEGIBLE]                         By: /s/ ANNE BENVENUTO
  -----------------------------                 --------------------------------
  (Signature)                                   Anne Benvenuto
                                                Senior Vice President, Marketing
[ILLEGIBLE]                                     autobytel.com inc.
-------------------------------
(Printed/Typed Name)

VP Business Development
-------------------------------
(Official Title)

               9/24/98

                                    EXHIBIT A
                          STANDARD TERMS AND CONDITIONS

1. No Assignment. Neither party to this Agreement shall sell, transfer or assign this Agreement or the rights or obligations hereunder, other than to a parent or whollyowned subsidiary, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to transfer or assign this Agreement to a third party successor-in-interest, which for the purposes of this Section shall mean any third party which acquires all or substantially all of the assets of either party, or more than 75% of the outstanding stock of such party, whether by sale, consolidation, merger or otherwise. Any act in derogation of the foregoing shall be null and void.

2. Proprietary Rights. Company understands and agrees that Company shall not have, nor will it claim, any right, title or interest in and to any Advertising (other than its own Advertising), the Service or any elements thereof (including, without limitation, the grant of a license in or to the Service or any software, source codes, modifications, updates and enhancements thereof or any other aspect of the Service), the name "DoubleClick" or any derivatives thereof, or any other trademarks and logos which are owned or controlled by DoubleClick and made available to Company through the Service or otherwise.

3. Representation and Indemnity. Company warrants and represents at all times that Company (i) owns the Web Site, (ii) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder, (iii) owns and/or has the right to use all materials contained on the Web Site or Pages, including, without limitation, all copyrights, trademarks and other proprietary rights in and to such materials, and (iv) has secured the requisite permission to use any person's name, voice, likeness and performance as embodied in such materials, or any other element contained in said material. In furtherance of the foregoing, Company agrees to indemnify and hold DoubleClick and the Advertisers harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the breach of any representation, warranty or agreement made by Company hereunder and/or (ii) the Web Site or Pages, including, without limitation, claims for infringement of copyright or other intellectual property rights and violation of rights of privacy or publicity. DoubleClick shall promptly notify Company of all claims and proceedings related thereto of which DoubleClick becomes aware. DoubleClick warrants and represents at all times that DoubleClick owns the Service and that such Service will not infringe upon or conflict with the copyright held by any third party. In furtherance of the foregoing, DoubleClick shall indemnify, defend and hold Company harmless from and against any and all claims, actions, losses, damages. liabilities, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of or in connection with any breach of the foregoing representations and warranties. Company shall promptly notify DoubleClick of all claims and proceedings related thereto of which Company becomes aware.

4. No Warranties/Liabilities. EXCEPT AS EXPRESSLY PROVIDED ABOVE, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICE OR THE WEB SITE FOR A PARTICULAR PURPOSE INCLUDING, WITHOUT LIMITATION, THE TYPE OF ADVERTISING OR AMOUNT OF ADVERTISING WHICH WILL BE DELIVERED TO PAGES THROUGH THE SERVICE. DOUBLECLICK SHALL NOT BE LIABLE FOR ANY ADVERTISERS WHOSE ADVERTISING APPEARS ON THE SERVICE, NOR THE CONTENTS OF ANY ADVERTISING, NOR SHALL DOUBLECLICK BE LIABLE FOR ANY LOSS, COST, DAMAGE OR EXPENSE (INCLUDING COUNSEL FEES) INCURRED BY COMPANY IN CONNECTION WITH COMPANY'S PARTICIPATION IN THE SERVICE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISRUPTION TO COMPANY'S PAGES OR WEB SITE OR THE SERVICE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

5. Confidentialitv. Any information relating to or disclosed in the course of this Agreement by either party (the "Disclosing Party") to the other party (the "Receiving Party"), which is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including but not limited to, the material terms of this Agreement, information about the Service and technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data shall be deemed "Confidential Information" and shall not be used, disclosed or reproduced by the Receiving Party without the Disclosing Party's prior written consent. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the Receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required to be disclosed by law.

6. Breach. Either party shall have the right to immediately terminate this Agreement in the event the other party commits a material breach of this Agreement and such breach is not cured by the breaching party within thirty
    (30) days of its receipt of notice of such breach from the non breaching party.

7. Independent parties. Notwithstanding any provision hereof, for the purpose of this Agreement each party shall be and act as an independent contractor and not as an employee, partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

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8.  No Modification. This Agreement, including the Standard Terms and
    Conditions, represents the entire understanding between DoubleClick and Company regarding DoubleClick's services and supersedes all prior agreements. No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by the parties to this Agreement. Notwithstanding the foregoing, Doubleclick shall have the right to modify or make additions to the placement algorithm governing Advertising delivery, and the HTML Modifications, from time to time upon reasonable prior notice to Company.

9. Severability. If any provision of this Agreement shall be adjudicated by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected.

1O. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York and Company agrees that jurisdiction and venue of all matters relating to this Agreement shall be vested exclusively in the federal, state or local courts within the State of New York.

11. Definitions. The following terms, as used in the Agreement, shall have the following meanings:

a. "ADVERTISER" is defined as a company, entity or individual, which provides Advertising to DoubleClick for distribution through the Service.

b. "ADVERTISER'S WEB SITE" is defined as the web site linked to Direct Advertising and where a Completed Action occurs.

c. "ADVERTISING" OR "ADVERTISEMENT" is defined as third party materials including two "banners", "pop-up windows", "buttons", "roadblocks", "tickers". "intermercials". "incentives" and any other forms of advertisements and their contents, including sponsorships of any type or form.

d. "COMPLETED ACTION" is defined as users' activities, as determined by DoubleClick in its sole discretion, after clicking through on Direct Advertising, which actions may include, but not be limited to users (i) completing a form or survey, (ii) making a purchase; (iii) downloading materials; or (iv) performing a click or multiple clicks within Advertiser's Web Site.

e. "DAY'S SALES OUTSTANDING" shall be the average number of days it takes DoubleClick to collect its Net Accounts Receivable (as defined herein) from Advertisers and which shall be calculated as follows: DoubleClick's account's receivable balance from the immediately preceding semi-annual accounting period (calculated on a calendar year basis) after adjustment for any reserve for doubtful accounts and deferred or unbilled revenue ("Net Accounts Receivable") shall be divided by the average daily revenue recognized by DoubleClick for the last two months of such semiannual accounting period. DoubleClick's Day's Sales Outstanding shall be calculated following the end of each semi-annual accounting period and shall be used in determining the date of payment for amounts due to Company for Advertising which is delivered to Pages in each of the months comprising the ensuing semi-annual accounting period.

f. "DIRECT ADVERTISING" OR A "DIRECT ADVERTISEMENT" is defined as an advertisement and its contents on which users can click-through to an Advertiser's Web Site to perform a Completed Action.

g. "DOUBLECLICK COMMISSIONS" is defined as monies payable to DoubleClick from an Advertiser as a result of a Completed Action.

h. "DOUBLECLICK ADJUSTED COMMISSIONS" is defined as the DoubleClick Commission less (i) a bad debt and marketing allowance of three percent (3%) and (ii) broker and agent fees payable by DoubleClick with respect to the Advertiser.

i "IMPRESSION" is defined as occurring each time Advertising (whether a full banner (468 by 60 pixels) or half banner (234 by 60 pixels)) appears on a Page resulting from a user accessing or visiting such Page.

j. "NET REVENUES" is defined as the gross billings earned from Advertisers by DoubleClick less (i) rate card and volume discounts and agency commissions, and (ii) a bad debt allowance of 1% of said gross billings.

k. "PAGE" is defined as a page in the Web Site designated by Company to be linked to the Service and is accepted and approved by DoubleClick.

1. "PAID ADVERTISING" or "Paid Advertisement" is defined as any Advertising which is paid for by an Advertiser.

m. "SERVICE" is defined as the DoubleClick service that delivers Advertising to any Page(s) of the Web Site in the following order and manner: For users which match the criteria selected by an Advertiser from information currently available to DoubleClick concerning users, a Paid Advertisement from such Advertiser will appear. If no match occurs or a Paid Advertisement is unavailable, a Direct Advertisement will appear, pursuant to the terms or this Agreement. If no match occurs or a Direct Advertisement is unavailable, Advertising promoting the Service and Advertising promoting charitable causes and non-profit organizations (e.g. public service announcements) may appear on Pages.

n. "SPOT" is defined as the specific place on a Page where Advertising may appear through the Service.

0.  "WEB SITE" is defined as the Company's web site referred to above.

                                    EXHIBIT B

                                CERTAIN ENTITIES


COMPANIES:

Auto By Internet
Auto Connect
AutoNation USA
AutoVantage
AutoWeb
CarPoint
Cars.com
CCC
Consumer Car Club
Consumer Car Sales
DealerNet
GM Buy Power
Kelley Blue Book
Online Auto
Price Auto Outlet
Priceline.com

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


                                    EXHIBIT C

                             PROHIBITED ADVERTISING

COMPANIES OR PRODUCTS          SEGMENT CONFLICT             AUTOBYTEL.COM INC.
                                                              BUSINESS UNIT
Auto By Internet                  Competitor                     ABT.com
Auto Connect                      Competitor                     ABT.com
Auto Trader Online                Competitor                     UCC
AutoNation USA                    Competitor                     UCC
AutoVantage                       Competitor                     ABT.com
AutoWeb                           Competitor                     ABT.com
CarMax                            Competitor                     UCC
CarPoint                          Competitor                     ABT.com
CarPrices.com                     Competitor                     ABT.com
CarQwik                           Competitor                     ABT.com
Cars.com                          Competitor                     ABT.com
CCC                               Auto Infomercial               ABT.com
Cendant Corp. (CUC)               Auto Buying/CU Program         ABT.com
Consumer Car Club                 Competitor                     ABt.com
Consumer Car Sales                Competitor                     UCC
Consumer Reports                  Competitor                     ABT.com
DealerNet                         Competitor                     ABT.com
Drivers Mart                      Competitor                     UCC
Ford Pre-owned                    Competitor                     UCC
GM Buy Power                      Competitor                     ABT.com
Hertz Car Sales                   Competitor                     UCC
Kelley Blue Book                  Competitor                     ABT.com
Mannheim Auto Auctions            Competitor                     UCC
NetMarket                         Competitor                     ABT.com
Online Auto                       Competitor                     ABT.com
Other Warranty Programs           AutoByTel.com Platinum Plus    ABT.com
Price Auto Outlet                 Competitor                     UCC
Priceline.com                     Competitor                     UCC
Republic Industries               Competitor                     ABT.com
Toyota Certified                  Competitor                     UCC
World Wide Wheels                 Competitor                     ABT.com

GENERAL COMPETITIVE MARKETS (THE  KEY IS IF IT IS "AUTO" RELATED)
New Car Buying
Used Car Buying
Auto Insurance Services
Auto Loans/Financing
Auto Warranty Coverage
Auto Clubs
Auto Rewards Programs

In addition to the foregoing, any Advertising that advertises or promotes any Web site displaying (i) sexually explicit content, (ii) gambling; or (iii) distilled spirits shall be deemed to be Prohibited Advertising as used in this Agreement.

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


                                    EXHIBIT D

                            MAIN CHANNELS OF WEB SITE





                                   {GRAPHIC]



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